Exhibit 99.1

FOR IMMEDIATE RELEASE

INVENTURE FOODS EXPANDS POPULAR

JAMBA® ALL NATURAL SMOOTHIES NATIONALLY

PHOENIX, Feb. 16, 2011 — Leading food manufacturer, Inventure Foods, Inc. (NASDAQ: SNAK), will begin expansion of its licensed, make-at-home Jamba® All Natural Smoothies to the East Coast and Midwest next month, resulting in full national distribution of the product line this year. The new distribution will supplement the nearly 7,000 retail stores already selling Jamba All Natural Smoothies, including retailers on the West Coast and several national mass merchandisers.

Phoenix-based Inventure Foods launched the smoothie kit line under a license agreement with Jamba Juice Company (NASDAQ: JMBA), a highly recognized healthy, active lifestyle brand, in early 2010.  The Jamba-branded smoothie kits have quickly gained a loyal following with consumers through West Coast distribution in grocery, mass merchandisers and club stores. The Jamba All Natural Smoothies line includes three of the renowned smoothie brand’s most popular varieties, including Razzmatazz®, Mango-a-Go-Go® and Strawberries Wild®, with plans to add a fourth flavor, Caribbean Passion®, in the coming weeks.

Jamba All Natural Smoothies contain whole frozen fruit, non-fat yogurt and a Jamba Antioxidant Boost. They include no artificial flavors, colors or preservatives, and no high-fructose corn syrup. Each $2.99 package makes two, 8 oz. smoothies.  Each 8 oz. serving provides 100% daily value of Vitamin C, a full serving of fruit, and is just 120 calories.

“In the brief period since we introduced Jamba All Natural Smoothies we’ve witnessed a tremendous level of interest from retailers and success with consumers,” said Terry McDaniel, president & CEO of Inventure Foods. “The speed at which distribution has grown underscores the popularity of the Jamba brand and the connection consumers have with a ‘make-at-home’ Jamba smoothie option. We’re optimistic, based on our initial sales results in test markets, about its performance in new markets and we look forward to providing Jamba All Natural Smoothies to the rest of the country in the near future.”

Inventure Foods plans to support new distribution with increased marketing and public relations efforts throughout 2011.

“To ensure success of the Jamba All Natural Smoothies expansion, we will support the brand with strong consumer and trade programs,” said Steve Sklar, senior vice president of Marketing for Inventure Foods.  “Jamba is a powerful brand, and we need to make consumers aware that our make-at-home, Jamba-branded smoothie kits are now available in the freezer section of their local supermarkets, mass merchandisers and club stores.”

Inventure Foods Jamba All Natural Smoothies product line marks the third successful restaurant licensing agreement for Inventure Foods. The Company remains focused on developing healthy and natural food solutions for consumers.

About Inventure Foods, Inc.

With manufacturing facilities in Arizona, Indiana and Washington, Inventure Foods, Inc. (NASDAQ: SNAK) is a marketer and manufacturer of Intensely Different™ food brands under a variety of owned or licensed brand names, including T.G.I. Friday’s®, Poore Brothers®, Bob’s Texas Style®, BURGER KING™, Boulder Canyon Natural Foods™, Tato Skins®, Rader Farms® and Jamba®. For further information about Inventure Foods, please visit www.inventurefoods.com.

Statements contained in this press release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this press release and that may affect the Company’s prospects in general include, but are not limited to, the potential need for additional financing, acquisition-related risks, significant competition, customer acceptance of new products, dependence upon major customers, dependence upon existing and future license agreements, general risks related to the food products industry, deteriorating economic conditions, and such other factors as are described in the Company’s filings with the Securities and Exchange Commission.

Contact:
Matt Jackson
Lambert, Edwards & Associates
mjackson@lambert-edwards.com
616.233.0500